Exhibit 99.1

EPAM Systems Reports First Quarter 2012 Results

Revenues of $94.4 million, up 30% over first quarter 2011, led by strong growth in Europe of 62%;

Reports GAAP EPS growth of 50% and Non-GAAP EPS growth of 29% over first quarter 2011

NEWTOWN, PA, May 8, 2012 – EPAM Systems, Inc. (NYSE: EPAM), a leading software engineering and IT outsourcing (ITO) provider with development centers across Central and Eastern Europe (CEE), today reported the following financial results for its quarter ended March 31, 2012:

•	Quarterly revenues increased to $94.4 million, up 29.6% compared to the year-ago quarter.

•	GAAP income from operations was $13.8 million, an increase of 16.7% compared to $11.8 million in the first quarter of 2011.

•	Non-GAAP income from operations was $16.1 million, an increase of $3.4 million, or 26.5%, from $12.8 million in the first quarter of 2011.

•	Quarterly diluted earnings per share (EPS) on a GAAP basis was $0.27, compared to $0.18 in the year-ago quarter, or a 50% increase.

•	Quarterly diluted EPS on a non-GAAP basis was $0.31, compared to $0.24 in the year-ago quarter, or a 29.2% increase.

•	Net headcount for IT Professionals increased 25.9% to 7,310 as of March 31, 2012, from 5,806 as of March 31, 2011.

“We are very pleased with our consistently strong performance and successful start to the year,” said Arkadiy Dobkin, CEO and President of EPAM Systems. “We continue to see strong demand for our expertise in delivering high quality software-engineering services and complex, mission-critical industry solutions. We are pleased with the trends we are seeing in structural growth in IT outsourcing in Europe, and are gaining traction with clients that are diversifying their risk profile by expanding global delivery to Central and Eastern Europe.”

The Company used $4.7 million in cash from operations in the first quarter of 2012, compared to generating $0.4 million in the first quarter of 2011. As of March 31, 2012 the Company had cash and cash equivalents of $112.7 million.

Financial Outlook

•	Second quarter 2012 revenues of between $100 million and $102 million, representing a growth rate of 25% to 27% over same quarter last year.

•

Second quarter 2012 non-GAAP diluted EPS is expected to be in the range of $0.30 to $0.32, representing 15% to 23% growth. These non-GAAP diluted EPS estimates are based on an estimated 2012 fiscal year weighted average of 46.3 million diluted shares.

•	Full year 2012 revenue to be between $411 million and $418 million, with non-GAAP net income growth in the range of 10% to 12%.

Conference Call Information

The Company will hold a conference call to discuss its first quarter results at 8:00 a.m. Eastern this morning. A live webcast of the call may be accessed over the Internet from the Company’s Investor Relations website at investors.epam.com. Participants should follow the instructions provided on the website to download and install the necessary audio applications. The conference call also is available by dialing 877-941-4774 (domestic) or 1-480-629-9760 (international) and entering passcode 4533967. Participants should ask for the EPAM Systems first quarter earnings conference call.

A replay of the live conference call will be available approximately one hour after the call. The replay will be available on the Company’s website or by dialing 1-877-870-5176 (domestic) or 1- 858-384-5517 (international) and entering the replay passcode 4533967. The telephonic replay will be available until Tuesday, May 15, 2012.

About EPAM Systems

Established in 1993, EPAM Systems, Inc. (NYSE: EPAM) is a leading global IT services provider with delivery centers throughout Central and Eastern Europe. Headquartered in the United States, EPAM employs over 7,300 IT professionals and provides services to clients worldwide using a global delivery model through its client management and delivery operations in the United States, Belarus, Hungary, Russia, Ukraine, UK, Germany, Kazakhstan, Sweden, Switzerland and Poland.

Non-GAAP Financial Measures

EPAM supplements results reported in accordance with principles generally accepted in the United States, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in the company’s business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing the company’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods and compare EPAM and similar companies. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, amortization of purchased intangible assets, foreign exchange gains and losses, and certain other non-recurring charges. However, because EPAM’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not necessarily be comparable to similarly described non-GAAP measures reported by other companies within the company’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with its consolidated financial statements, which are prepared according to GAAP.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:

EPAM Systems, Inc.

Ilya Cantor, Chief Financial Officer

Phone: +1-267-759-9000 x64588

Fax: +1-267-759-8989

investor_relations@epam.com

EPAM SYSTEMS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended March 31,
	2012	2011
	(in thousands, except per share data)
Revenues	$94,383	$72,802
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	60,175	45,505
Selling, general and administrative expenses	17,627	13,793
Depreciation and amortization expense	2,211	1,690
Other operating expenses, net	586	2

Income from operations	13,784	11,812
Interest and other income, net	476	187
Foreign exchange gain/ (loss)	80	(134)

Income before provision for income taxes	14,340	11,865
Provision for income taxes	2,241	2,123

Net income	$12,099	$9,742

Comprehensive income	$13,711	$10,993

Accretion of preferred stock	$—	$(2,292)
Net income allocated to participating securities	$(3,135)	$(4,188)
Net income available for common stockholders	$8,964	$3,262

Net income per share of common stock:
Basic (common)	$0.30	$0.19
Basic (puttable common)	$—	$0.19
Diluted (common)	$0.27	$0.18
Diluted (puttable common)	$—	$0.18
Shares used in calculation of net income per share of common stock:
Basic (common)	30,197	17,054
Basic (puttable common)	—	57
Diluted (common)	33,957	19,381
Diluted (puttable common)	—	57

EPAM SYSTEMS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of March 31, 2012	As of December 31, 2011
	(in thousands, except share and per share data)
Assets
Current assets
Cash and cash equivalents	$112,736	$88,796
Accounts receivable, net of allowance of $1,786 and $2,250, respectively	54,235	59,472
Unbilled revenues	41,961	24,475
Prepaid and other current assets	10,157	6,436
Deferred tax assets, current	4,016	4,384

Total current assets	223,105	183,563
Property and equipment, net	37,200	35,482
Restricted cash	2,404	2,582
Intangible assets, net	1,111	1,251
Goodwill	8,459	8,169
Deferred tax assets, long-term	1,791	1,875
Other long-term assets	540	2,691

Total assets	$274,610	$235,613

Liabilities
Current liabilities
Accounts payable	$4,060	$2,714
Accrued expenses	13,301	24,782
Deferred revenue	5,479	6,949
Due to employees	14,035	8,234
Taxes payable	9,029	8,712
Deferred tax liabilities, current	1,205	1,736

Total current liabilities	47,109	53,127
Taxes payable, long-term	1,211	1,204
Deferred tax liabilities, long-term	283	283

Total liabilities	48,603	54,614

Commitments and contingencies
Preferred stock, $.001 par value; 0 and 5,000,000 authorized at March 31, 2012 and December 31, 2011; 0 and 2,054,935 Series A-1 convertible redeemable preferred stock issued and outstanding at March 31, 2012 and December 31, 2011; $.001 par value 0 and 945,114 authorized at March 31, 2012 and December 31, 2011, 0 and 384,804 Series A-2 convertible redeemable preferred stock issued and outstanding at March 31, 2012 and December 31, 2011	—	85,940
Stockholders’ equity
Common stock, $.001 par value; 160,000,000 authorized; 44,016,335 and 18,914,616 shares issued, 42,260,623 and 17,158,904 shares outstanding at March 31, 2012 and December 31, 2011, respectively	42	17
Preferred stock, $.001 par value; 0 and 290,277 authorized Series A-3 convertible preferred stock issued and outstanding at March 31, 2012 and December 31, 2011, respectively	—	—
Additional paid-in capital	157,232	40,020
Retained earnings	86,607	74,508
Treasury stock	(15,972)	(15,972)
Accumulated other comprehensive loss	(1,902)	(3,514)

Total stockholders’ equity	226,007	95,059

Total liabilities and stockholders’ equity	$274,610	$235,613

EPAM SYSTEMS, INC. AND SUBSIDIARIES

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Measures

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2012 GAAP	2012 Adjustments	2012 Non-GAAP
Income from operations	$13,784	$2,354	$16,138	(a)

Net income	$12,099	$2,274	$14,373	(b)

Diluted earnings per share	$0.27		$0.31	(c)

	Three Months Ended March 31,
	2011 GAAP	2011 Adjustments	2011 Non-GAAP
Income from operations	$11,812	$943	$12,755	(a)

Net income	$9,742	$1,077	$10,819	(b)

Diluted earnings per share	$0.18		$0.24	(c)

Notes:

	Three Months Ended March 31,
	2012	2011
(a)
Adjustment to GAAP Income from operations:	$2,354	$943

Stock-based compensation, of which:	1,550	714
reported in cost of revenues	566	270
reported in sales, general and administrative expenses	984	444
Amortization of purchased intangible assets	140	208
One-time charges	584	—
M&A costs	80	21
(b)
Adjustment to GAAP Net Income:	$2,274	$1,077

Stock-based compensation, of which:	1,550	714
reported in cost of revenues	566	270
reported in sales, general and administrative expenses	984	444
Amortization of purchased intangible assets	140	208
One-time charges	584	—
M&A costs	80	21
Foreign exchange (gains) and losses	(80)	134

(c)

Non-GAAP diluted earnings per share presents non-GAAP net income divided by Non-GAAP weighted average diluted common shares outstanding. Non-GAAP weighted average diluted common shares outstanding assumes (i) the 2.9 million shares EPAM sold in its February 2012 initial public offering were outstanding as of January 1, 2011, and (ii) the conversion of the outstanding preferred stock into common stock on an as-converted basis. The following table presents the non-GAAP weighted average diluted common shares outstanding for the periods presented:

	Three Months Ended March 31,
	2012	2011
Non-GAAP weighted average diluted common shares outstanding	45,980	44,178